UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55896	47-5185484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10351 Santa Monica Blvd., Suite 420

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(877) 730-7463

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2019, Pineapple Express Inc., a Wyoming corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Pineapple Ventures, Inc., a California corporation (“PVI”), and the stockholders of PVI (the “PVI Stockholders”). Upon execution of the Agreement (the “Closing”), the Company acquired 20,000 shares of PVI’s outstanding capital stock (“PVI Shares”), equaling 20% of the outstanding shares of PVI. In consideration for the PVI Shares, the Company agreed to issue 1,000,000 shares of its Series A Preferred Stock, $0.0000001 par value per share (“Series A Preferred Stock”), to the PVI Stockholders. Pursuant to the terms of the Agreement, upon the six-month anniversary of the Agreement (the “Second Closing”), and subject to the conditions to closing set forth in the Agreement, the Company will acquire an additional 60,000 PVI Shares, equaling 60% of the outstanding shares of PVI, for a total of 80% of the outstanding shares of PVI, in consideration for an additional 4,000,000 shares of Series A Preferred Stock to be issued to the PVI Stockholders at the time of the Second Closing. The Series A Preferred Stock may, from time to time, be converted by the holder into shares of the Company’s Common Stock, par value $0.0000001 (the “Common Stock”), in an amount equal to ten shares of Common Stock for each one share of Series A Preferred Stock.

PVI holds various equity interests in multiple California-based cannabis delivery, manufacturing, cultivation, and distribution companies and/or licenses. PVI also holds the right and title to the profits of a cannabis lease and sublease at a 38,000 square foot building in Chatsworth, California currently being subleased to various legally permitted cannabis operators.

The Second Closing is subject to various closing conditions, including, among others, each of PVI and the Company’s material performance or compliance with obligations and covenants required by the Agreement and delivery of certain documents and due diligence items. In the Agreement, the parties agreed to certain customary representations, warranties and indemnification obligations, and to enter into certain agreements. In addition, the Second Closing is subject to the Company (i) complying with, and being current in, its filing obligations with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as (ii) entering into structured payment arrangements with certain outstanding creditors pertaining to the Company’s debts and obligations. There are no assurances that these closing conditions will be met and that the Second Closing will materialize.

At the time of the Second Closing, all of the Company’s officers, directors and stockholders holding ten percent or more of the outstanding Common Stock shall enter into lock-up agreements with the Company for a term of 24 months from the Second Closing (subject to earlier termination with the written approval of the Board of Directors of the Company), whereby they will agree to certain restrictions on the sale or disposition (including pledging) of all of the Common Stock of the Company held by (or issuable to) them. Effectiveness of the lock-up agreements is conditioned upon consummation of the Second Closing.

None of the PVI Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The PVI Shares were offered and issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder and involve transactions by an issuer not involving any public offering. The PVI Stockholders represented to the Company that they are “accredited investors” as defined in Rule 501(a) under the Securities Act and that they are acquiring the Series A Preferred Stock for investment and not with a view to distribution thereof in violation of the Securities Act.

This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The foregoing description of the Agreement is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report and hereby incorporated by reference. The representations, warranties and covenants contained in the Agreement were made solely for purposes of such Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 22, 2019, the Company issued a press release announcing the Agreement with PVI. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Share Exchange Agreement, dated as of March 19, 2019, among Pineapple Express, Inc., Pineapple Ventures, Inc. and the stockholders of Pineapple Ventures, Inc. (filed herewith).
99.1	Press release, dated March 22, 2019 (furnished herewith).

* The schedules and exhibits to the Share Exchange Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINEAPPLE EXPRESS, INC.

By:	/s/ Shawn Credle
Name:	Shawn Credle
Title:	Chief Executive Officer

Dated: March 22, 2019